Exhibit 99.5

Pioneer Commercial Funding Corp.

Gentlemen:

        The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Rights, and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m. New York City time, on November 2, 2001 (the "Expiration Date"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one (1) share of Common Stock per Right with respect to each Right represented by such Subscription Certificate. The undersigned understands that payment of the Subscription Price of $2.00 per share for each share of Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before the Expiration Date, and represents that such payment, in the aggregate amount of $_______________, either (check appropriate box):

[] is delivered herewith or [] was delivered separately in the manner set forth below (check appropriate box and complete information relating thereto):

[] wire transfer of funds

 - name of transferor institution _________________________________________
- date of transfer ___________________ confirmation number (if available)
________________

[] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[] certified check
[] bank draft (cashier's check)
[] money order

- name of maker _______________________________________
- date a number of check, draft or money order _____________________________
- bank on which check is drawn or issuer of money order _____________________

Signature(s)_______________________          Address___________________________

Name(s)___________________________       _____________________________________

Telephone No(s).

Subscription Certificate No(s). (if available)_______________________________